Exhibit 99.1

iGATE Reports Third Quarter 2009 Earnings

Growth in volume and revenue drives surge in profit

Fremont, California October 20, 2009 – iGATE Corporation (Nasdaq:IGTE) an integrated technology and operations (iTOPS) company announced today its financial results for the third quarter of fiscal year 2009, ended September 30, 2009.

Third quarter highlights

•	Diluted earnings from continuing operations of $0.16 per share compared to $0.15 per share made in the corresponding quarter of FY 2008

•	Revenue from continuing operations of $49.1 million compared to $55.4 million made in the corresponding quarter of FY 2008

•	6 new customers added during the quarter

•	6,380 employees as of September 30, 2009 compared to 6,407 in the same period last year

•	Ranked second in Dataquest-IDC’s annual survey of the top 20 Best IT Employers in India

“First time offshorers and growth from existing customers helped to drive up sequential volume and revenue,” said Phaneesh Murthy, CEO. “Better overall efficiencies helped move us toward our objective of attaining best in class earnings growth.”

“We benefited from pricing discipline and cost management,” said Sujit Sircar, Chief Financial Officer. “Our focus on operating margin expansion, earnings growth and operating cash flow helped our performance. However, the global currencies market continues to be volatile and is still a cause of concern.”

Third quarter operating results

Revenue for the quarter was $49.1 million, a 4.7% sequential increase from $46.8 million in the second quarter and 11.5% decrease from the $55.4 million reported in the same period a year ago. Gross profit margin increased to 41.1% from 38.4% in the corresponding quarter of last year.

Operating income for the quarter was $9.1 million, a 27.3% sequential jump from $7.2 million in the second quarter and 22.5% jump over $7.4 million reported in the same period last year. Operating margin increased to 18.6% of revenue from 13.4% in the corresponding quarter last year.

Net income from continuing operations was $8.9 million, or $0.16 per diluted share, compared to $ 6.1 million or $ 0.11 per diluted share in the second quarter and $ 8.5 million or $ 0.15 per diluted share in the third quarter of 2008. Net margin was 18.1% for the quarter as against 15.3% in the third quarter of 2008

For the nine months ended September 30, 2009, the company generated operating cash flow of $31.8 million and ended the quarter with $84.5 million in cash and short-term investments.

Key customer wins and significant projects executed during the quarter

A Fortune 500 North American building materials company selected iGATE as its preferred partner by signing a multi-year, multi-million dollar deal to support its ERP applications. The client has applications running in diverse ERP platforms across the globe. iGATE will leverage its global delivery model to execute this project.

iGATE is providing a 24*7*365 remote infrastructure support services for the messaging environment of a global pharmaceutical company. iGATE has crafted an offshore support model that assures single point of ownership, round-the-clock service availability and alignment to industry standard best practices for the client’s messaging infrastructure.

A leading mortgage insurance provider in North America chose iGATE to assist it in the design of its support function with the long term view of setting up a shared services center for its technical support.

iGATE’s end-to-end capabilities in mortgage servicing resulted in a Fortune 20 Bank selecting it as a preferred partner in providing back-office support in loan fulfillment.

An online marketing and lead generation agency has engaged iGATE to redesign its financial systems.

Important events during the quarter

•	Joseph J. Murin, former president of Ginnie Mae and a veteran mortgage and banking executive was appointed to the Board of Directors

•	Was ranked #6 among the Top Tier Information Technology Outsourcers for the Insurance Industry by The Black Book of Outsourcing 2009

•	Inaugurated Phase 1 of the eco-friendly Global Delivery facility in Chennai, India

•	Received Global HR Excellence Award for Innovative HR Practices for 2009 from the Asia Pacific HRM congress for 2009

Conference Call and Webcast

iGATE will host a telephonic conference call to discuss the company’s third quarter financial results at 05.00pm Eastern Time (USA) on Tuesday, October 20, 2009. A live webcast of this conference call will be available on our web site www.igate.com. The webcast will remain available for replay until October 27, 2009.

About iGATE

iGATE (NASDAQ:IGTE) is the first outsourcing solutions provider to offer a business outcome based pricing model through a fully integrated technology and operations (iTOPS) structure with global service delivery. iGATE works with clients to optimize their businesses, secure substantial and sustainable year on year cost benefits and tie costs to business needs and results. iGATE provides IT consulting; application development and maintenance; data warehousing; business intelligence solutions; ERP/ enterprise solutions; BPO/business service provisioning; infrastructure management; independent verification and validation; KPO and contact center services. The company has been assessed at CMMI Level 5, follows Six Sigma methodologies, is COBIT, ISO 9001 and ISO 27001 certified, ensuring the highest levels of quality and data security. iGATE has 34 offices in 16 countries and manages global delivery centers in Mexico, Australia, Malaysia and India. iGATE is rated as a leading employer in India. For more information, please visit www.igate.com

Forward-Looking Statements

Some of the statements contained in this news release that are not historical facts are forward-looking statements. These forward-looking statements include the company’s financial, growth and liquidity projections as well as statements concerning the company’s plans, strategies, intentions and beliefs concerning business cash flows, costs and the markets in which it operates. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to the company and it assumes no obligation to update the forward statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from the forward-looking statements. These risks include, but are not limited to, the company’s ability to predict its financial performance, the level of market demand for its services, the highly-competitive market for the types of services offered by the company, the impact of competitive factors on profit margins, market conditions that could cause the company’s customers to reduce their spending for its services, the company’s ability to create, acquire and build new businesses and to grow existing businesses, attract and retain qualified personnel, reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in the company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2008.

Investor Contact:

Salil Ravindran

+1 510-896-3015

salil.ravindran@igate.com

Media Contact:

Rathnam Subramanyam

+1 510-896-3021

pr@igate.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	September 30, 2009 (unaudited)	December 31, 2008 (audited)
ASSETS
Current assets:
Cash and cash equivalents	$29,649	$30,878
Short-term investments	54,871	34,601
Accounts receivable, net	26,642	33,778
Unbilled revenues	8,362	6,787
Prepaid expenses and other current assets	4,292	4,184
Prepaid income taxes	4,120	3,300
Deferred tax assets	57	32
Receivable from Mastech	82	742

Total current assets	128,075	114,302

Deposits and other assets	4,180	3,986
Property and equipment, net	39,425	34,490
Deferred tax assets	6,948	5,016
Goodwill	29,537	29,179
Intangible assets, net	2,200	2,920

Total assets	$210,365	$189,893

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,352	$1,785
Accrued payroll and related costs	14,196	13,146
Accrued expenses	12,744	12,024
Deferred income taxes	307	471
Foreign exchange derivative contracts	3,898	7,468
Other current liabilities	3,402	3,874
Restructuring reserve	100	271
Deferred revenue	1,375	766

Total current liabilities	37,374	39,805

Other long-term liabilities	992	882
Foreign exchange derivative contracts, long term	59	3,134

Total liabilities	38,425	43,821

Shareholders’ equity:
Common Stock, par value $0.01 per share	558	551
Additional paid-in capital	178,683	173,198
Retained earnings	29,594	15,613
Common stock in treasury, at cost	(14,714)	(14,714)
Accumulated other comprehensive loss	(22,181)	(28,576)

Total shareholders’ equity	171,940	146,072

Total liabilities and shareholders’ equity	$210,365	$189,893

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars and shares in thousands, except per share data)

(unaudited)

	Three Months ended, September 30,		Nine Months ended , September 30,
	2009	2008	2009	2008

Revenues	$49,055	$55,418	$140,695	$167,298

Cost of revenues	28,897	34,143	86,559	105,820

Gross margin	20,158	21,275	54,136	61,478

Selling, general and administrative	9,197	11,659	26,635	33,929

Depreciation and amortization	1,837	2,168	5,607	7,508

Income from operations	9,124	7,448	21,894	20,041

Other income (expense), net	38	968	(1,702)	3,198

Noncontrolling interest	—	—	—	(371)

Equity in income of affiliated companies	—	—	—	2

Income before income taxes	9,162	8,416	20,192	22,870

Income tax expense (benefit)	278	(40)	251	541

Income from continuing operations	8,884	8,456	19,941	22,329

(Loss) income from discontinued operations, net of taxes	—	(162)	—	1,781

Net income	$8,884	$8,294	$19,941	$24,110

Basic earnings per share from continuing operations	$0.16	$0.15	$0.36	$0.42
Basic earnings per share from discontinuing operations	$—	$—	$—	$0.03

Diluted earnings per share from continuing operations	$0.16	$0.15	$0.36	$0.40
Diluted earnings per share from discontinuing operations	$—	$—	$—	$0.03

Weighted average shares outstanding, Basic	55,227	53,985	54,965	53,818

Weighted average dilutive common equivalent shares outstanding	56,153	55,743	55,612	55,457